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EXHIBIT 10.3

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT is made as of October __, 2003, by and between MARKLAND TECHNOLOGIES, INC., a Florida corporation located at ___________________________________ (the "COMPANY"), and GEORGE YANG, an
individual residing at _____________, ______, Maryland _____ ("CONSULTANT").

                                   BACKGROUND

         The Company was created to, and is engaged in, the business of delivering a portfolio of integrated proprietary world-class security solutions to a U.S. government and the U.S. military customer base. Consultant previously engaged in a segment of the Company's business through a corporation wholly owned by him ("STR") that engages in chemical and biological agent detection units (the "BUSINESS"). STR, on even date herewith, is merging with a subsidiary of the Company pursuant to an Agreement and Plan of Merger, the consummation of which will result in STR becoming a wholly owned subsidiary of the Company. The execution of this Consulting Agreement is a condition to the consummation of the aforementioned Agreement and Plan of Merger. The Company and Consultant desire to enter into an arrangement subject to the terms and conditions stated in this Agreement.

         NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and intending to be legally bound hereby, the parties agree as follows:

         1. APPOINTMENT AND ENGAGEMENT OF CONSULTANT. The Company appoints and engages Consultant, and Consultant accepts such appointment and engagement, subject to all of the terms and conditions of this Agreement, for the Term (as defined in Section 6.1).

         2. DUTIES. During the Term, Consultant shall, as and when requested by the Company's Board of Directors and/or the Company's President or any Vice President, and at such times and places as may be reasonably requested thereby, render high-level advice to the Company and/or its directors, officers and/or employees on matters pertaining to the business and affairs of the Company and its subsidiaries, including, but not limited to, customer relations, customer retention and business development. Consultant shall be required to devote no more than fifteen (15) hours per week, employing reasonable energy, skill, and efforts to perform such duties and to promote the Company's interests as is required for the fulfillment of his obligations and the performance of his duties under this Agreement.

         3. NONCOMPETITION COVENANT.3.1 AGREEMENT NOT TO COMPETE. During the Term, and for a period of three (3) years thereafter, Consultant shall not, directly or indirectly, (i) engage in competition with the Company or its affiliates in any manner or capacity (E.G., as an advisor, principal, agent, partner, officer, director, stockholder, employee, member of any association or otherwise) in any phase of the Business (the "RESTRICTED BUSINESS"); or (ii) solicit or accept any Restricted Business from any customer to which the Company provides products or services; or (iii) solicit, assist, entice, induce or encourage (or attempt to do so) any person employed by the Company to leave the employ of the Company, direct, counsel, or advise any person against becoming an employee of the Company, or recruit or make an offer of employment to any person that the Company is actively recruiting for employment.



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                  3.2 GEOGRAPHIC EXTENT OF COVENANT. The obligations of
Consultant under Section 3.1 shall apply to any geographic area in which the Company (i) has engaged in business during the Term through production, promotional, sales or marketing activity, or otherwise, or (ii) has otherwise established its goodwill, business reputation or any customer or supplier relations.

                  3.3 LIMITATION OF COVENANT. Ownership by Consultant, as a passive investment, of less than two percent of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded on Nasdaq shall not constitute a breach of this Section 3.

                  3.4 INDIRECT COMPETITION. Consultant will not, directly or indirectly, assist or encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by the above provisions of this Section 3 if such activity were carried out by Consultant, either directly or indirectly. In particular Consultant agrees that he will not, directly or indirectly, induce any employee of the Company or any of his family members to carry out, directly or indirectly, any such activity.

                  3.5 ACKNOWLEDGMENT. Consultant agrees that the restrictions and agreements contained in this Section 3 are reasonable and necessary to protect the legitimate interests of the Company and that any violation of this
Section 3 will cause substantial and irreparable harm to the Company that would not be quantifiable and for which no adequate remedy would exist at law and accordingly injunctive relief shall be available for any violation of this
Section 3.

         4. PATENT AND RELATED MATTERS.4.1 DISCLOSURE AND ASSIGNMENT. Consultant will promptly disclose in writing to the Company complete information concerning each and every invention, discovery, improvement, device, design, apparatus, practice, process, method or product, whether patentable or not, made, developed, perfected, devised, conceived or first reduced to practice by Consultant, either solely or in collaboration with others, during the Term, whether or not during regular working hours, relating either directly or significantly and indirectly to the business, products, practices or techniques of the Company ("Developments"). Consultant, to the extent that he has the legal right to do so, hereby acknowledges that any and all of the Developments are the property of the Company and hereby assigns and agrees to assign to the Company any and all of Consultant's right, title and interest in and to any and all of the Developments. At the request of the Company, Consultant will confer with the Company and its representatives for the purpose of disclosing all Developments to the Company as the Company shall reasonably request during the period ending one year after termination of the Term, provided such conference is at Company's expense and Employee is compensated at no less that a rate of $300 per hour for his time for conference following termination or expiration of this Agreement.

                  4.2 LIMITATION ON SECTION 4.1. The provisions of Section 4.1 shall not apply to any Development meeting the following conditions:



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                           4.2.1 such Development was developed entirely on
Consultant's own time without the use of any Company equipment, supplies, facility or trade secret information; and

                           4.2.2 such Development does not relate directly to
the business of the Company to the Company's actual or demonstrably anticipated research or development; or result from any work performed by Consultant for the Company.

                  4.3 COPYRIGHTABLE MATERIAL. All right, title and interest in all copyrightable material that Consultant shall conceive or originate, either individually or jointly with others, and which arise out of the performance of this Agreement, will be the property of the Company and are by this Agreement assigned to the Company along with ownership of any and all copyrights in the copyrightable material. Upon request and without further compensation therefor, but at no expense to Consultant, Consultant shall execute all papers and perform all other acts necessary to assist the Company to obtain and register copyrights on such materials in any and all countries, except that Employee shall be compensated at no less that a rate of $300 per hour for his time for compliance with this provision following termination or expiration of this Agreement. Where applicable, works of authorship created by Consultant for the Company in performing his responsibilities under this Agreement shall be considered "WORKS MADE FOR HIRE," as defined in the U.S. Copyright Act.

                  4.4 KNOW-HOW AND TRADE SECRETS. All know-how and trade secret information conceived or originated by Consultant that arises out of the performance of his obligations or responsibilities under this Agreement or any related material or information shall be the property of the Company, and all rights therein are by this Agreement assigned to the Company.

         5. COMPENSATION.

                  5.1 CONSULTING FEES. In consideration for the consulting services to be rendered by Consultant during the Term and the other covenants made by Consultant under this Agreement, the Company shall pay to Consultant the negotiated sum of Two Hundred Eighty-Five Thousand Dollars ($285,000.00) Term (the "FEE"). The Fee shall be payable as follows: Sixty-One Thousand Two Hundred Fifty Dollars ($61,250) shall be payable on March 15, 2004, a second payment in the amount of Eighty-One Thousand Five Hundred Dollars ($81,500), shall be due May 15, 2004, a third payment in the amount of Fifty-One Thousand One Hundred and Twenty Five Dollars ($51,125.00) shall be on July 15, 2004, the fourth and final payment in the amount of Ninety-One Thousand One Hundred and Twenty Five ($91,125.00) Dollars, shall be on October 15, 2004. The Company shall not withhold any federal, state or local taxes or other withholdings from any payment due to Consultant. Any and all responsibility for payment of such taxes and other withholdings shall be the sole and exclusive responsibility of Consultant.

                  5.2 INDEPENDENT CONTRACTOR. Consultant, under this Agreement, shall at all times be an independent contractor of the Company and not an employee, agent or partner of the Company. Consultant shall not be entitled to receive or participate in any employee benefit plans or fringe benefits of the Company. Consultant shall be solely responsible for all expenses incurred by Consultant in performing his services.



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         6. TERM AND TERMINATION.

                  6.1 TERM. The term of the consulting services to be provided hereunder shall be a period of one (1) years commencing on the date hereof and ending on October 15, 2004 (the "TERM").

                  6.2 TERMINATION. This Agreement may not be terminated by the Company. Should Yang die during the Term, his heirs shall remain subject to the confidentiality and non-compete covenants set forth in this Agreement and shall be paid the remainder of the Fee as set forth in Section 5 of this Agreement.

         7. CONFIDENTIALITY.

                  7.1 Consultant shall not, at any time after the date hereof, except with the express prior written consent of the Company, directly or indirectly, disclose, communicate or divulge to any Person, or use for the benefit of any Person, any secret, confidential or proprietary knowledge or information with respect to the conduct or details of the Business including, but not limited to, technical know-how, software, processes, customers, prospects, costs, designs, marketing methods and strategies, finances and suppliers.

                  7.2 The parties agree that any breach of the covenants and agreements contained in this Section 7 shall result in irreparable injury to the Company for which money damages could not adequately compensate the Company. Therefore, in the event of any such breach, the Company shall be entitled (in addition to any other rights and remedies which it may have at law or in equity) to have an injunction issued by any competent court of equity enjoining and restraining Consultant and/or any other Person involved therein from continuing such breach. In any action to enforce the provisions of this Section 7, Consultant and/or any other person involved therein shall expressly waive the defense that the Company's remedy at law is adequate. The existence of any claim or cause of action which Consultant may have against the Company or any other Person (whether under this Agreement or otherwise) shall not constitute a defense to or bar the enforcement of any of the covenants or agreements contained in this Section 7. If the Company is obliged to resort to the courts for the enforcement of any of the covenants or agreements contained herein, or if such covenants or agreements are otherwise the subject of litigation between the parties, then the term of such covenants and agreements shall be extended for a period of time equal to the period of such breach.

                  7.3 If any portion of the covenants or agreements contained in this Section 7, or the application thereof, is construed to be invalid or unenforceable, then the other portions of such covenant(s) or agreement(s) or the application thereof shall not be affected and shall be given full force and effect without regard to the invalid or unenforceable portions. If any covenant or agreement herein is held to be unenforceable because of the area covered, the duration thereof, or the scope thereof, then the court making such determination shall have, for purposes of enforcement in equity, the power to reduce the area and/or duration and/or limit the scope thereof, and the covenant or agreement shall then be enforceable in its reduced form.



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         8. PRIOR AGREEMENTS. Consultant represents to the Company (a) that there are no restrictions, agreements or undertakings whatsoever to which Consultant is a party which would prevent or make unlawful his execution of this Agreement or his engagement hereunder, (b) that his execution of this Agreement or his engagement hereunder do not constitute a breach of any contract, agreement or understanding, oral or written, to which he is a party or which he is bound and (c) that he is free and able to execute this Agreement and to enter into the engagement hereunder.

         9. NOTICES. All notices, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) three business days after being mailed by first class certified mail, return receipt requested, postage prepaid, or (c) one business day after being sent by a reputable overnight delivery service, postage or delivery charges prepaid, to the parties at their respective addresses stated on the first page of this Agreement. Notices may also be given by prepaid telegram or telecopy and shall be effective on the date transmitted if confirmed within 24 hours thereafter by a signed original sent in the manner provided in the preceding sentence. Notice to the Company, addressed to the attention of the President, shall suffice as notice to the Company, provided that a copy thereof is simultaneously sent to __________________________________________. A copy of any notice to Consultant shall be simultaneously sent to Bruce H. Jurist, Esq., Hodes, Ulman, Pessin & Katz, P.A., Suite 400 Towson, Maryland 21204. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 7, except that any such change of address notice shall not be effective unless and until received.

         10. ENTIRE AGREEMENT. This Agreement is the entire agreement between the parties with respect to the subject matter hereof (and is exclusive from the Employment Agreement bya and between STR and Yang) and supersedes all prior agreements and understandings between the parties with respect to such subject matter. This Agreement may not be terminated, modified or amended except in a writing executed by each party hereto affected by such termination, modification or amendment.

         11. ASSIGNMENT. This Agreement, being for the personal services of Consultant, shall not be assignable by him. The Company may not assign its rights, or delegate its obligation, under this Agreement to any person without the consent of Consultant which shall not be unreasonably withheld. The Company may, however, at any time and from time to time without Consultant's consent assign its rights, or delegate its obligations, under this Agreement to any Affiliate of the Company.

         12. NO WAIVERS. No waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of the same or any other right, power or remedy.



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         13. SEVERABILITY. If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

         14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one original counterpart hereof.

         15. CONTROLLING LAW. This Agreement is made under, and shall be construed in accordance with, the laws of the State of Maryland applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law.

         16. DEFINITIONS. For purposes of this Agreement, (a) "PERSON" means any individual, sole proprietorship, corporation, limited liability company, limited liability partnership, trust, estate, partnership (general or limited), joint venture, association, governmental entity or other entity, and (b) "AFFILIATE" means, with respect to a given Person, any other Person that controls, is controlled by or is under common control with, directly or indirectly, such Person.

                                      *****

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        MARKLAND TECHNOLOGIES, INC.

                                        BY: /s/ Ken Ducey
                                            ------------------------------------
                                            Ken Ducey
                                            CFO/President

                                        CONSULTANT:

                                        /s/ George Yang
                                        ----------------------------------------
                                        George Yang